Exhibit 10.2

LOCK-UP AGREEMENT

[•], 2026

[Parent Name]

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that [•], a British Columbia corporation (“Parent”), has entered into an Agreement and Plan of Merger, dated as of [•], 2026 (as the same may be amended from time to time, the “Merger Agreement”), by and among Parent, [•], a Nevada corporation and a wholly owned subsidiary of Parent, and [Target], a Nevada corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

1.            As a condition and inducement to Parent to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, with respect to the Parent Shares held or to be held by the undersigned that constitute, or will constitute, Merger Consideration (the “Locked-Up Shares”), the undersigned will not, without the prior written consent of Parent, for each of the percentages of Locked-Up Shares set forth on Schedule A, during the applicable period beginning on the date hereof and ending on the date set forth on Schedule A opposite each such percentage of Locked-Up Shares (the “Restricted Period”):

(a)            offer, hypothecate, encumber, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, or agree to transfer or dispose of, or lend, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any Locked-Up Shares that are then subject to a Restricted Period;

(b)            enter into any swap, short sale, hedge or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Locked-Up Shares that are then subject to a Restricted Period, regardless of whether any such transaction described in clause (a) above or this clause (b) is to be settled by delivery of Parent Shares or other securities, in cash or otherwise; or

(c)            publicly disclose the intention to do any of the foregoing.

Notwithstanding anything in this Lock-Up Agreement to the contrary, following the expiration of the applicable Restricted Period with respect to any Locked-Up Shares, the undersigned shall not, during any rolling thirty (30) calendar day period, sell, transfer or otherwise dispose of Locked-Up Shares representing more than the lesser of (a) one percent (1%) of the then-outstanding Parent Shares or (b) the average weekly reported trading volume of the Parent Shares during the four (4) calendar weeks preceding the date of such sale, transfer or disposition (the “Orderly Sell-Down Limitation”). The Orderly Sell-Down Limitation shall apply for a period of ninety (90) days following the expiration of the applicable Restricted Period for such Locked-Up Shares.1

1 Note to Draft: This language was requested by counsel for the Special Committee.

2.           The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a)            transfers of the Locked-Up Shares that are then subject to a Restricted Period:

 (1)           if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of Law, (C) by operation of Law pursuant to a qualified domestic order or in connection with a divorce settlement or (D) to any partnership, corporation or limited liability company which is wholly owned and controlled by the undersigned and/or by any such Family Member(s) (for purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned);

 (2)           as a bona fide gift or gifts (including any pledge or similar commitment to donate Parent Shares and/or proceeds from the sale of Parent Shares pursuant to a charitable contribution) or for bona fide estate planning purposes;

 (3)           if the undersigned is a corporation, partnership, limited liability company or other business entity, as a transfer, distribution or dividend to equity holders, current or former general or limited partners, members or managers (or to the estates of any of the foregoing) or to any other entity that is an Affiliate, as applicable, of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders);

 (4)           if the undersigned is a trust, to any grantors or beneficiaries of the trust; or

 (5)           to Parent in connection with the conversion or reclassification of the outstanding equity securities of the Parent into Parent Shares, or any reclassification or conversion of the Parent Shares, provided that any such Parent Shares received upon such conversion or reclassification shall be subject to the terms of this Lock-Up Agreement if not returned to treasury, provided that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Parent a lock-up agreement in the form of this Lock-Up Agreement with respect to the applicable Locked-Up Shares that are then subject to a Restricted Period (a “Successor Lock-Up Agreement”);

(b)            the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Locked-Up Shares that are then subject to a Restricted Period, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided that such plan does not provide for, or permit, any sale or transfers of the Locked-Up Shares that are then subject to a Restricted Period during such applicable Restricted Period(s);

(c)           transfers, sales, dispositions, or the entering into of transactions (including, without limitation, any swap, hedge or similar agreement) by the undersigned of or relating to Parent Shares purchased or acquired by the undersigned on the open market, in a public offering by Parent, or that otherwise do not involve or relate to the Locked-Up Shares, in each case following the date of the Merger Agreement;

(d)            pursuant to a bona-fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Parent’s capital stock involving a change of control of Parent, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Locked-Up Shares that are then subject to a Restricted Period shall remain subject to the restrictions contained in this Lock-Up Agreement; or

(e)            pursuant to an order of a court or Governmental Authority;

and provided, further, that, with respect to each of (a) and (b), above, no filing by any party (including any transferor, transferee, distributor or distributee) under Section 16 of the Exchange Act or similar insider and/or early warning reporting requirements in Canada, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Periods (other than any exit filings or public announcements that may be required under applicable federal, state, and provincial securities Laws in Canada and the United States), provided that (1) reasonable notice shall be provided to Parent prior to any such filing and (2) such filing, report or announcement shall clearly indicate in the footnotes therein, in reasonable detail, a description of the circumstances of the transfer and that the shares remain subject to this Lock-Up Agreement or a Successor Lock-Up Agreement, as applicable.

3.            Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement and will not be recorded on the share register of Parent. In furtherance of the foregoing, the undersigned agrees that Parent and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. Parent may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Locked-Up Shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

provided that within fifteen (15) Business Days after receiving a written request from the undersigned, Parent (or any duly appointed transfer agent) will request its transfer agent remove such legend forthwith with respect to any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Locked-Up Shares that are no longer subject to a Restricted Period, and withdraw any stop transfer instructions with respect to such Parent Shares by virtue of this Lock-Up Agreement.

4.            The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred to Parent and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

5.            The undersigned understands that if the Merger Agreement is terminated for any reason prior to the Closing thereunder, this Lock-Up Agreement will automatically terminate, and the undersigned shall be released from all of his, her or its obligations under this Lock-Up Agreement. The undersigned understands that Parent is proceeding with the transactions contemplated by the Merger Agreement in reliance upon this Lock-Up Agreement.

6.            The undersigned acknowledges that it has had the opportunity to consult with independent legal counsel of his, her or its own choosing with respect to this Lock-Up Agreement, that the undersigned has either consulted with such counsel or knowingly and voluntarily elected not to do so, and that the undersigned understands the terms, conditions and consequences of this Lock-Up Agreement. The undersigned further acknowledges that he, she or it is entering into this Lock-Up Agreement voluntarily and without reliance on any representations or statements by Parent, the Company or any of their respective affiliates, directors, officers, employees or advisors, other than as expressly set forth in this Lock-Up Agreement or the Merger Agreement.

7.            Any and all remedies herein expressly conferred upon Parent will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity, and the exercise by Parent of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to Parent in the event that any provision of this Lock-Up Agreement was not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent is entitled at Law or in equity, and the undersigned hereby waives any bond, surety or other security that might be required of Parent with respect thereto.

8.            This Lock-Up Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Lock-Up Agreement shall be governed by, and construed in accordance with, the Laws of the State of Nevada, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Nevada.

9.            This Lock-Up Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Lock-Up Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Lock-Up Agreement.

[Remainder of page intentionally left blank; signature pages follow]

Very truly yours,

Print Name of Stockholder:

Signature (for individuals):

Signature (for entities):

By:
Name:
Title:

Accepted and Agreed by [Parent Name]:

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

SCHEDULE A

Restricted Periods and Release Amounts

Locked-Up Shares Release Amount	Restricted Period
5% of Locked-Up Shares	Released on Closing Date
31.67% of Locked-Up Shares	Closing Date to the date that is nine (9) months following the Closing Date
31.66% of Locked-Up Shares	Closing Date to the date that is fifteen (15) months following the Closing Date
31.67% of Locked-Up Shares	Closing Date to the date that is eighteen (18) months following the Closing Date

A-1